UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 5, 2013

Valley Forge Composite Technologies, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Florida (state or other jurisdiction of incorporation)	000-51420 (commission file number)	20-3061892 (irs employer identification no.)

1895 Airport Exchange Blvd, Ste. 220, Erlanger, KY (address of principal executive offices)	41018 (zip code)

50 East River Center Blvd., Ste. 820, Covington, KY (former address of principal executive offices)	41011 (zip code)

Registrant’s telephone number, including area code (859)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

The Company has vacated its principle executive office located at 50 East River Center Boulevard, suite 820, Covington, Kentucky and is in discussions with the lessor concerning mitigating damages possibly due from the Company’s breaching the lease agreement. Depending upon the result of those discussions, the Company could be materially and adversely affected financially.   The decision to vacate the principle executive office was based upon the expense of the lease, lack of need for that type of office space and the fact that no Company’s employees remain in the Covington, Kentucky area.

The Company intends to retain possession of the Erlanger, Kentucky facility while it seeks release of funds referenced in the Form 8-K filed on February 6, 2013 and while it evaluates its options for future operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALLEY FORGE COMPOSITE TECHNOLOGIES, INC.

By: /s/ Larry Wilhide

Larry Wilhide
President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board

Date: March 5, 2013